EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the inclusion and the incorporation by reference in the Registration Statement of I.D. Systems, Inc. on Form S-3, Amendment No. 1 (No. 333-131489) of our report dated February 7, 2006 on our audit of the financial statements and financial statement schedule as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, included in this Registration Statement and in its Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the incorporation by reference in the Registration Statement of I.D. Systems, Inc. on Form S-3, Amendment No. 1 (No. 333-131489) of our report dated February 7, 2006 on our audit on management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting as of December 31, 2005 of I.D. Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ EISNER LLP

New York, New York
February 17, 2006